EX-99(e)(2)

April 5, 2007

Legg Mason Investor Services, LLC
100 Light Street
Baltimore, Maryland 21202

          Re:       Placement Agency Agreements

Ladies and Gentlemen:

           Reference is made to the Placement Agency Agreement, each dated as of December 1, 2005 (each, as amended to date, an “Agreement” and, collectively, the “Agreements”), by and between each investment management company identified as an “Old Entity” on Exhibit A hereto (each, an “Investment Company” and, collectively, the “Investment Companies”), on behalf of each of its series, if any, identified as an “Old Series” on Exhibit A hereto (each, a “Fund” and, collectively, the “Funds”), and Legg Mason Investor Services, LLC.

           In connection with a restructuring of the complex of which the Investment Companies and Funds are a part, as of the close of business on April 13, 2007 (the “Closing Date”), the Investment Companies and Funds will be reorganized as set forth on Exhibit A hereto.

           On the Closing Date, (i) Master Portfolio Trust, which is identified as the “New Entity” on Exhibit A hereto, shall become a party to each Agreement and, on behalf of each corresponding “New Series” identified on Appendix A hereto, shall assume all of the rights and obligations under the Agreement of the corresponding Old Entity with respect to each applicable Old Series (or, if such Old Entity has no Old Series, with respect to the Old Entity itself), and (ii) each Old Entity shall cease to be a party to the applicable Agreement and shall have no rights or obligations thereunder.

     Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of any of the Agreements.

[signature page to follow]

          Please sign below to evidence your consent and agreement to the above.

EACH INVESTMENT MANAGEMENT
COMPANY IDENTIFIED ON EXHIBIT A
HERETO AS AN “OLD ENTITY”
OR A “NEW ENTITY”

By:	/s/ R. Jay Gerken
Name:	R. Jay Gerken
Title:	President

Consented and Agreed to:

LEGG MASON INVESTOR SERVICES, LLC

By:
Name:
Title:

2

          Please sign below to evidence your consent and agreement to the above.

EACH INVESTMENT MANAGEMENT
COMPANY IDENTIFIED ON EXHIBIT A
HERETO AS AN “OLD ENTITY”
OR A “NEW ENTITY”

By:
Name:
Title:

Consented and Agreed to:

LEGG MASON INVESTOR SERVICES, LLC

By:	/s/ Joel Sauber
Name:	Joel Sauber
Title:	Managing Director

Exhibit A

INVESTMENT MANAGEMENT COMPANIES AND
SERIES INVOLVED IN RESTRUCTURINGS

Old Entity	Old Series	New Entity	New Series

Liquid Reserves	n/a	Master Portfolio Trust	Liquid Reserves
Portfolio			Portfolio

Tax Free Reserves	n/a	Master Portfolio Trust	Tax Free Reserves
Portfolio			Portfolio

U.S. Treasury Reserves	n/a	Master Portfolio Trust	U.S. Treasury Reserves
Portfolio			Portfolio

Institutional Portfolio	Institutional Enhanced	Master Portfolio Trust	Institutional Enhanced
	Portfolio		Portfolio

	Prime Cash Reserves	Master Portfolio Trust	Prime Cash Reserves
	Portfolio		Portfolio

	SMASh Series M	Master Portfolio Trust	SMASh Series M
	Portfolio		Portfolio

	SMASh Series C	Master Portfolio Trust	SMASh Series C
	Portfolio		Portfolio

	SMASh Series EC	Master Portfolio Trust	SMASh Series EC
	Portfolio		Portfolio

	SMASh Series MEC	Master Portfolio Trust	SMASh Series MEC
	Portfolio		Portfolio